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Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the
Sarbanes—Oxley Act of 2002

        I, Marcel Martin, the Vice President Finance and Chief Financial Officer of Haynes International, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended September 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ MARCEL MARTIN Marcel Martin Vice President Finance and Chief Financial Officer
November 15, 2012 Date

        I, Mark Comerford, the President and Chief Executive Officer of Haynes International, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended September 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ MARK COMERFORD Mark Comerford President and Chief Executive Officer
November 15, 2012 Date

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  Exhibit 32.1
Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes—Oxley Act of 2002